August 10, 2005

Sensor System Solutions, Inc.
45 Parker
Suite A
Irvine, CA  92618


Attention:  Mr. Michael Young, Chairman


      Re: Engagement of Trenwith Securities, LLC, as Managing Placement Agent, of (i) up to $20,000,000 of Common Stock.

Dear Mr. Young:

Engagement of Placement Agent. Sensor System Solutions, Inc. (SSYO) a Nevada corporation (the "Company"), proposes to make a private placement (the "Offering") of (i) up to $20,000,000 of its common stock, par value $.01 per share, pursuant to the exemptions from registration provided in the Securities Act of 1933, as amended (the "1933 Act"), applicable state securities laws, and the rules and regulations promulgated thereunder (the "Exemption"). By entering into this Agreement, the Company agrees to engage Trenwith Securities, LLC ("Trenwith Securities") as its managing placement agent, in connection with the Offering. By entering into this Agreement, the Placement Agent accepts such engagement and agrees to use its best efforts to place the Securities solely with "accredited investors", as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, subject, however, to the Placement Agent first completing a due diligence investigation regarding the Company to such Placement Agent's satisfaction. The offering price per Security shall be such price as is mutually agreeable to the Company and the Placement Agent. The Company shall prepare any and all offering documents necessary for the Offering to comply with all provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under each of the 1933 Act and the 1934 Act, and any applicable state securities laws (the "Offering Documents"). The Placement Agent hereby acknowledges and agrees that the Company may, in its sole discretion, reject any subscription for Securities presented to the Company by the Placement Agent.

      1. Registration Rights. The Company shall, within thirty (30) days following the closing of the Offering, file with the SEC, a registration statement on Form S-3 covering the resale of the Securities, and will use its best efforts to have such registration statement declared effective by the SEC as soon as possible thereafter, including, without limitation, responding, in

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Sensor System Solutions, Inc.
August 10, 2005


writing, to any comments from the SEC as soon as reasonably possible following the Company's receipt thereof. If the Company fails to file such registration statement with the SEC within thirty (30) days following the closing of the Offering, the Company will be required to pay to each purchaser of Securities, a penalty equal to one percent (1%) of the purchase price for such purchaser's Securities, and an additional one percent (1%) of the purchase price for such purchaser's Securities for each additional 30-day period during which such registration statement is not filed with the SEC.

      2. Fees.

      (a) In consideration of the Placement Agent's performance of the services described in Section 1 hereof, the Company agrees to pay the Placement Agent an aggregate cash fee equal to two and one-half percent (2.5%) of the gross proceeds received by the Company from the sale of the Securities placed by the Placement Agent in the Offering (the "Commissions"). The Commissions shall be paid in full by the Company to the Placement Agent, upon the Company's receipt of proceeds from the sale of any Securities placed by the Placement Agent in the Offering, from time to time on an as-completed basis. In the event that this Agreement shall terminate for any reason other than a breach of this Agreement by the Placement Agent, the Company shall pay the Placement Agent an aggregate fee (the "Termination Fee") equal to two and one-half percent (2.5%) of the gross proceeds of any sale of any of the Company's securities to any investor which either of the Placement Agent shall have from time to time specifically identified in writing to the Company as possibly having an interest in investing in the Company, provided such sale is consummated within one hundred eighty
(180) days following the termination of this Agreement. Any Termination Fee payable hereunder shall be payable by the Company to the Placement Agent, within five (5) days following the Company's receipt of proceeds from each such sale of the Company's securities.

      (b) In consideration of the Placement Agent's performance of the services described in Section 1 hereof, in addition to the Commissions payable to the Placement Agent pursuant to Section 2(a), upon the closing of the Offering, the Company will issue to the Placement Agent warrants for the purchase of an amount equal to two and one-half percent (2.5%) of the securities issued in the Offering. The Warrants shall be allocated to the Placement Agent pro rata to the Commissions payable to such Placement Agent pursuant to Section 2(a). The Warrants will be exercisable into the same class of common stock as issued as part of the Offering, have a strike price equal to the closing bid price of the Company's common stock on the date of execution of this Agreement and have a term of three (3) years. In the event Investor Warrants are issued as part of the Offering, the terms and conditions of the Warrants shall be the same as Investor Warrants. The shares issuable upon exercise of the Placement Agents warrants will be entitled to the same registration rights as those granted to the Investors in connection with the Offering.

      (c) Regardless of whether or not the Offering is completed or this Agreement is terminated, the Company shall reimburse the Placement Agent for all out-of-pocket expenses incurred by such Placement Agent from time to time in connection with its performance of services under this Agreement, including, without limitation, such Placement Agent's attorneys' fees and travel expenses, within ten (10) days following the Company's receipt of written demand therefore from each such Placement Agent. The total out-of pocket expenses for the Placement Agent shall not exceed $5,000 without the prior written approval by the Company.

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Sensor System Solutions, Inc.
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      3. Representations, Warranties and Covenants of the Placement Agent. The
Placement Agent represents and warrants to, and agrees with, the Company that it is familiar or will make itself familiar with all applicable federal and state securities laws and the regulations thereunder which restrict the public sale and distribution of securities without a registration statement, qualification or exemption being in effect with respect thereto. In exercising its duties under this Agreement, he Placement Agents will not cause the Company to be engaged in a public offering.

      4. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Placement Agent that any offer or sale of any security of the Company made by or for the Company within six (6) months preceding the date of this Agreement (i) complied in all respects with the requirements of the 1933 Act, the 1934 Act, the rules and regulations of the SEC promulgated under each of the 1933 Act and the 1934 Act, and all applicable state securities laws, rules and regulations, and (ii) was made only to persons or entities deemed to be "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act. The Company agrees with each of the Placement Agents as follows:

      (a) The Company will advise the Placement Agent promptly and consult the Placement Agent regarding the drafting of the Offering Documents, and any amendments or supplements thereto, and all related documents, including, but not limited to, subscription and registration rights agreements, confidential investor questionnaires and other documents associated with the Offering.

      (b) The Company will not distribute any Offering Documents or any amendments or supplements thereto, that name the Placement Agent as a placement agent with respect to the Offering, to any potential investor without the prior written consent of such Placement Agent.

      (c) The Company will furnish to the Placement Agent, copies of all Offering Documents in such quantities as such Placement Agent may reasonably request.

      (d) If any event occurs as a result of which any of the Offering Documents, or any amendments or supplements thereto, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any of the Offering Documents, or any amendments or supplements thereto, to otherwise comply with either or both of the 1933 Act or the 1934 Act, the rules and regulations of the SEC promulgated thereunder, or any applicable state securities laws, rules or regulations, and such event is known to the Company, the Company will promptly (i) prepare an amendment or supplement thereto which will correct such statement or omission, or otherwise effect such compliance,
(ii) file such amended or supplemented Offering Documents with the SEC or any applicable state securities regulatory authority, if so required, and (iii) supply such amended or supplemented Offering Documents to the Placement Agent, in each case as soon as available and in such quantities as such Placement Agent may reasonably request.

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Sensor System Solutions, Inc.
August 10, 2005


      (e) The Company shall promptly notify the Placement Agent of material events which would necessitate modification of any Offering Documents, or any amendments or supplements thereto.

      (f) The Company shall be reasonably responsive to the inquiries of the Placement Agent regarding the Company's ongoing operations as they relate to the Offering and the Offering Documents, or any amendments or supplements thereto. The Company shall permit the Placement Agent and their respective legal counsel to make such investigations of the business, properties and financial and legal conditions of the Company and its subsidiaries as such Placement Agent may reasonably request, provided such investigations shall remain confidential. No such investigation by the Placement Agent or its legal counsel, if made, shall affect the representations and warranties of the Company contained in this Agreement.

      (g) The Offering Documents, and any amendments or supplements thereto, will conform in all respects to the requirements of the 1933 Act, the 1934 Act, the rules and regulations of the SEC promulgated under each of the 1933 Act and the 1934 Act, and any applicable state securities laws, rules and regulations, and the Offering Documents, and any amendments or supplements thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty will not apply to statements or omissions made in reliance upon and in conformity with information furnished by the Placement Agent in writing to the Company in connection with the Offering Documents, or any amendment or supplement thereto.

      (h) The Company will not take or omit to take any action that will cause the Exemption not to be available to the Company and the Offering.

      (i) The Company shall comply with all applicable federal, state and other regulatory agencies' securities laws, regulations and rules applicable to the Offering.

      (j) The Company shall make available to each prospective investor at a reasonable time prior to such prospective investor's purchase of Securities, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the Offering Documents.

      5. Indemnification.

      (a) To the extent permissible by law, the Company will indemnify the Placement Agent and it's respective affiliates, directors, officers, shareholders, attorneys, partners, agents, employees and controlling persons (within the meaning of the 1933 Act) (for purposes of this

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Sensor System Solutions, Inc.
August 10, 2005


Section 6(a), each an "Indemnitee") against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) related to or arising out of any (i) negligence or willful misconduct on the part of the Company or any of its directors, officers, partners, agents, employees or controlling persons (within the meaning of the 1933 Act) (each, a "Company Person"), (ii) breach of any representation, warranty, agreement or covenant of the Company contained herein, (iii) act or omission of the Company or any Company Person that causes the Exemption not to be available to the Company and the Offering,
(iv) untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable if and to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with information furnished by or on behalf of the Placement Agents in writing specifically for use in the Offering Documents, or (v) violation of any other statute, regulation, rule or other law, whether federal or state, by virtue of any act or omission of the Company or any Company Person, and will reimburse each Indemnitee for all reasonable legal and other expenses incurred in connection with investigating or defending any such losses, claims, damages, liabilities, actions or approvals; provided, however, that the Company will not be liable to an Indemnitee in any such case for losses, claims, damages, liabilities or expenses based on or arising out of the negligence or willful misconduct on the part of such Indemnitee. In the event a claim for indemnification is determined to be unenforceable by the final judgment of a court of competent jurisdiction, then the Company shall contribute to the aggregate losses, claims, damages or liabilities to which an Indemnitee may be subject, in such amount as is appropriate to reflect the relevant benefits received by the Company and the party seeking contribution, on the one hand, and the relative faults of the Company and the party seeking contribution on the other, as well as any relevant equitable contribution. For purposes hereof, the relative benefits received by the Company, on the one hand, and a Placement Agent, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate proceeds from the Offering (net of commissions but before deducting other expenses) received by the Company are to (ii) the aggregate commissions received by such Placement Agent in connection with the Offering.

      (b) To the extent permissible by law, Trenwith Securities will indemnify the Company, its affiliates, directors, officers, shareholders, partners, agents, employees and controlling persons (within the meaning of the 1933 Act) (for purposes of this Section 6(b), each an "Indemnitee") against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) based on or arising out of any (i) negligence or willful misconduct on the part of Trenwith Securities or its directors, officers, partners, agents, employees and controlling persons (within the meaning of the 1933 Act (each, a "Trenwith Securities Person"), (ii) untrue statement or alleged untrue statement of any material fact contained in any information supplied to the Company by or on behalf of Trenwith Securities in writing specifically for use in the Offering Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) material breach of any representation, warranty, agreement or covenant of Trenwith Securities contained herein, (iv) act or omission of Trenwith Securities or any Trenwith Securities Person that causes the

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Sensor System Solutions, Inc.
August 10, 2005


Exemption not to be available to the Company and the Offering, or (v) violation of any other statute, regulation, rule or other law, whether federal or state, by virtue of any act or omission of Trenwith Securities or any Trenwith Securities Person, and will reimburse each Indemnitee for all reasonable legal and other expenses incurred in connection with investigating or defending any such losses, claims, damages, liabilities, actions or approvals; provided, however, that Trenwith Securities will not be liable to any Indemnitee in any such case for losses, claims, damages, liabilities or expenses based on or arising out of the negligence or willful misconduct on the part of such Indemnitee. In the event a claim for indemnification is determined to be unenforceable by the final judgment of a court of competent jurisdiction, then Trenwith Securities shall contribute to the aggregate losses, claims, damages or liabilities to which an Indemnitee may be subject in such amount as is appropriate to reflect the relevant benefits received by Trenwith Securities and the party seeking contribution, on the one hand, and the relative faults of Trenwith Securities and the party seeking contribution on the other, as well as any relevant equitable contribution. For purposes hereof, the relative benefits received by Trenwith Securities on the one hand, and the Company, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate commissions received by Trenwith Securities in connection with the Offering are to (ii) the aggregate proceeds from the Offering (net of commissions but before deducting other expenses) received by the Company. Notwithstanding anything to the contrary contained herein, under no circumstances shall Trenwith Securities be obligated to contribute to the Indemnitees, collectively, an amount in excess of the aggregate commissions received by Trenwith Securities in connection with the Offering.

      (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the assertion of any claim or the commencement of any action, if any indemnified party intends to make a claim for indemnification against any indemnifying party under this Section 6, then the indemnified party will notify the indemnifying party in writing of such assertion or commencement and will provide the indemnifying party with copies of all pleadings with which the indemnified party has been served or has otherwise obtained; provided however, the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to the indemnified party under this Section 6 unless such omission irreparably prejudiced the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to such indemnified party (it being understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys for all such indemnified parties). After notice from the indemnifying party to such indemnified party of their election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      6. Notice. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication if addressed to the intended recipient as set forth below shall be deemed to be duly given either when personally

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Sensor System Solutions, Inc.
August 10, 2005


delivered or two days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one day after it is delivered to a commercial overnight courier, or upon confirmation if delivered by facsimile;


                  If to the Company:

                  Sensor System Solutions, Inc.
                  45 Parker
                  Suite A
                  Irvine, CA  92618

                  Attn: Mr. Michael Young, Chairman
                  Facsimile: (949) 855-6685


                  If to Placement Agent:

                  Trenwith Securities, LLC
                  3200 Bristol Street, Suite 400
                  Costa Mesa, California 92626

                  Attn: Ricardo Chance, Managing Director
                  Facsimile: (714) 668-7366

      Any party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which such notices, requests, demands, claims, or other communications are to be delivered by giving the other parties notice in the manner herein set forth.

      7. Benefit and Non-Assignment. This Agreement is made solely for the benefit of Trenwith Securities, Placement Agent, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the 1933 Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, in the Offering.

      8. Survival. Subject to any applicable statutes of limitations, the indemnities, agreements, representations, warranties and covenants of each of the parties hereto as set forth in

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Sensor System Solutions, Inc.
August 10, 2005


or made pursuant to this Agreement shall survive and remain in full force and effect for a period of three (3) years, regardless of (i) any investigation made by or on behalf of any of the parties hereto or any of their respective attorneys, officers, directors, partners, shareholders, members, agents, consultants, employees, affiliates or controlling persons (within the meaning of the 1933 Act), and (ii) the delivery of or payment for any of the Securities. Any successor of any of the parties hereto shall be entitled to the benefits hereof.

      9. Termination. Any of the parties hereto may, at its option, terminate this Agreement upon giving each of the other parties hereto fifteen (15) days' prior written notice. Notwithstanding any other provision in this Agreement, this Agreement shall terminate immediately upon the earlier to occur of (i) the sale of all of the Securities, (ii) March 1, 2006, unless extended by the mutual agreement of the parties hereto, or (iii) the Placement Agent providing the Company with written notice to the effect that such Placement Agent does not wish to serve as a placement agent in connection with the Offering, based in whole or in part upon such Placement Agent's due diligence investigation of the Company.

      10. Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of California.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

      12. Modification and Waiver. No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, amendment, modification or discharge is agreed to in writing and signed by each of the parties hereto. The waiver by any party hereto to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver by any party hereto of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

      13. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision of this Agreement will not and shall not be deemed to affect the validity or enforceability of any other provision hereof. In the event any provision of this Agreement is held to be invalid or unenforceable, the parties hereto hereby agree that the remaining provisions hereof shall be deemed to be in full force and effect as if they had been executed by each of the parties hereto subsequent to the expunging of the invalid or unenforceable provision.

      14. Interpretation. The language used in this Agreement shall not be construed in favor of or against any of the parties hereto, but shall be construed as if each of the parties hereto prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any such party.

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      15. Headings. The titles and headings of the various paragraphs of this
Agreement are inserted for convenience of reference only, and shall not be deemed to govern or affect the meaning or interpretation of any of the terms hereof.

      16. Complete Understanding. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and Trenwith Securities, LLC in accordance with its terms

                                        Very truly yours,

                                        TRENWITH SECURITIES, LLC


                                        By:       /s/ Ricardo Chance
                                           -------------------------------------
                                                      Ricardo Chance
                                                      Managing Director


Accepted this 10th day of August, 2005


SENSOR SYSTEM SOLUTIONS, INC.

By:        /s/ Michael Young
   ---------------------------------
               Michael Young
                 Chairman





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